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                                                                     Exhibit 3.3


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            UNITED STATES CAN COMPANY


                        Pursuant to Sections 242 and 245
                        of the General Corporation Law of
                              the State of Delaware

                  United States Can Company, a Delaware corporation (the "Corporation"), does hereby certify that:

                  1. The present name of the Corporation is United States Can Company. The name under which the Corporation was originally incorporated is CCC Series 200, Inc.

                  2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 24, 1985.

                  3. This Restated Certificate of Incorporation amends and restates in its entirety the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 29, 1992, as heretofore supplemented by the Certificates of Ownership and Merger filed with the Secretary of State of the State of Delaware on November 25, 1992, February 28, 1994, June 29, 1994, August 2, 1994, April 5, 1995, April 28, 1995,
June 23, 1995 and September 13, 1996 (as so supplemented the "Existing Certificate of Incorporation").

                  4. The Existing Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

                  5. The foregoing amendment and restatement of the Existing Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the sole stockholder of the Corporation.

                  IN WITNESS WHEREOF, United States Can Company has caused this certificate to be executed this ____ day of July, 1999.


                                            UNITED STATES CAN COMPANY


                                            By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------


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                                                                       EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            UNITED STATES CAN COMPANY


                  Article 1. NAME. The name of the corporation (hereinafter called the "Corporation") is United States Can Company.

                  Article 2. ADDRESS. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  Article 3. PURPOSES. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  Article 4.   CAPITAL STOCK.

                  Section 4.01. NUMBER OF SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 1,500 shares of common stock, par value $1 per share ("Common Stock").

                  Section 4.02. VOTING RIGHTS. All shares of Common Stock shall have the right to vote on all matters presented for stockholder action and shall have one vote for each share of Common Stock.

                  Section 4.03. LIQUIDATION. All shares of Common Stock shall share equally in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

                  Article 5. PERPETUAL EXISTENCE. The Corporation is to have perpetual existence.

                  Article 6.   BOARD OF DIRECTORS.

                  Section 6.01. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such a manner as may be prescribed by the By-laws.

                  Section 6.02. REMOVAL; VACANCIES. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative


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vote of the holders of a majority of all of the then outstanding shares of
Common Stock. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the remaining directors, though less then a quorum of the Board of Directors, and directors so chosen shall, subject to the preceding sentence, hold office for a term expiring at the next annual meeting of stockholders and until their successors have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

                  Article 7. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. Any amendment or repeal of this Article 7 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                  Article 8.   INDEMNIFICATION.

                  Section 8.01. RIGHT TO INDEMNIFICATION. To the full extent permitted by Delaware law from time to time in effect, and subject to the provisions of Section 8.02 of this Article 8, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may, in the sole discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did


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not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  Section 8.02. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification under Section 8.01 of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because such person has met the applicable standard of conduct set forth in said Section 8.01. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (4) by the stockholders.

                  Section 8.03. EXPENSES. To the extent that a director or officer of the Corporation (or of another corporation, partnership, joint venture, trust or other enterprise, in which capacity such person is serving at the request of the Corporation) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.01 of this
Article 8, or with respect to any claim, issue or matter therein (to the extent that a portion of such person's expenses can be reasonably allocated thereto), such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 8.04. ADVANCEMENT OF EXPENSES. Expenses (including attorney's fees) incurred by a director or officer of the Corporation (or of another corporation, partnership, joint venture, trust or other enterprise, in which capacity such person is serving at the request of the Corporation) in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Section 8.01 of this Article 8, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8. Such expenses (including attorney's fees) incurred by an employee or agent of the Corporation (or of another corporation, partnership, joint venture, trust or other enterprise, in which capacity such person is serving at the request of the Corporation) may be so paid upon the receipt of such an undertaking and such other terms and conditions as the Board of Directors deems appropriate.

                  Section 8.05. NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be


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entitled under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 8.06. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8 or of Section 145 of the General Corporation Law of the State of Delaware.

                  Section 8.07. EMPLOYEE BENEFIT PLANS. For purposes of this
Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

                  Article 9. LOCATION OF STOCKHOLDERS MEETINGS. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

                  Article 10. CHANGES TO CERTIFICATE. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in effect may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law.

                  Article 11. CHANGES TO BY-LAWS. The Board of Directors, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and by this Restated Certificate of Incorporation, is expressly authorized to make, amend or repeal the By-laws of the Corporation.


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